                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35802

Prospectus Supplement No. 11 dated September 19, 2001 to Prospectus dated May 19, 2000, as supplemented on June 21, 2000, July 20, 2000, August 1, 2000, September
21, 2000, January 12, 2001, February 1, 2001, April 20,
2001, May 31, 2001, August 9, 2001 and September 13, 2001.

                               E*TRADE Group, Inc.

       $650,000,000 6% Convertible Subordinated Notes due February 1, 2007
                                       and

     27,542,373 Shares of Common Stock Issuable upon Conversion of the Notes



         The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus with respect to the Selling Securityholders named below is hereby amended to add the following information:

                                                                                                         Shares of
                                                                    Principal Amount   Percentage of    Common Stock
                                                                     of Notes that         Notes        that May Be
Name of Selling Securityholder(1)                                     May Be Sold       Outstanding       Sold(2)
---------------------------------                                   ----------------   -------------    ------------
Deutsche Banc Alex Brown Inc......................................       $50,000             *              2,119
Other holders of notes or future transferees of such
holders (3).......................................................            $0             *                  0